SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 28, 2003

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3103 Philmont Avenue, Huntingdon Valley, PA	19006

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 938-8000

Item   5. OTHER EVENTS

     On October 28, 2003, Toll Brothers, Inc. issued a press release announcing the acquisition of, for an undisclosed amount of cash, substantially all of the assets of The Manhattan Building Company, a privately owned urban in-fill developer based in Northern New Jersey. A copy of the release is attached hereto as Exhibit 99.1 to this report.

Item   7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

            The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Item

99.1	Press release of Toll Brothers, Inc. dated October 28, 2003 announcing the acquisition of substantially all of the assets of The Manhattan Building Company.

*	Filed electronically herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: October 28, 2003	By: Joseph R. Sicree

Joseph R. Sicree
Vice President, Chief
Accounting Officer